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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




               Date of Report (Date of the earliest event reported)
                                   May 1, 2001



                       PLAY BY PLAY TOYS & NOVELTIES, INC.

              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            Texas                           0-26374                        74-2623760
(State or other jurisdiction of          (Commission           (I.R.S. Employer Identification No.)
 incorporation or organization)           File Number)


                                   4400 Tejasco
                             San Antonio, Texas 78218
                (Address of principal executive offices and zip code)


                                  (210) 829-4666
                 (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

     On May 2, 2001, Play By Play Toys & Novelties, Inc. (the "Company") announced that on May 1, 2001, it received a Nasdaq Staff Determination indicating the Company's securities will be delisted from The Nasdaq National Stock Market, but will be eligible to trade on the OTC Bulletin Board effective with the open of business on May 2, 2001.

     The Company previously announced on March 1, 2001, that it had received a Nasdaq Staff Determination indicating the Company no longer complied with the continued listing requirements of The Nasdaq Stock Market, and that its securities were therefore, subject to being delisted from the Nasdaq National Market. Specifically, the Company did not meet the continued listing requirements of Nasdaq Marketplace Rule 4450(a)(5), as the Company's stock had failed to maintain a minimum bid price of $1.00 per share for the required 30 consecutive days. Furthermore, the Company's common stock failed to maintain a minimum market value of public float of $5 million for 30 consecutive days as required by Marketplace Rule 4450(a)(2). The Company exercised its right to appeal the Staff Determination and requested a hearing before a Nasdaq Listing Qualifications Panel. The hearing occurred on April 5, 2001 and the May 1, 2001 Nasdaq Staff Determination was the culmination of this hearing.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

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
 99.4 Press Release dated May 1, 2001 by Play By Play Toys & Novelties, Inc. regarding the Company receiving notification of Delisting from the Nasdaq Listing Qualifications Panel.

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                                INDEX TO EXHIBITS



NUMBER                         DESCRIPTION OF EXHIBITS
------   ----------------------------------------------------------------------
99.4*    Press Release dated May 1, 2001 by Play By Play Toys & Novelties, Inc.
         regarding the Company receiving notification of Delisting from the
         Nasdaq Listing Qualifications Panel.

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----------------------
* Included herewith
























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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 8th day of May 2001.



                                  PLAY BY PLAY TOYS & NOVELTIES, INC.

                                  By:  /s/ Joe M. Guerra
                                       ------------------------------------
                                           Joe M. Guerra
                                           CHIEF FINANCIAL OFFICER AND TREASURER

























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